Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES BOARD AUTHORIZATION OF $100 MILLION STOCK REPURCHASE PROGRAM

SUFFERN, NY - SEPTEMBER 20, 2007 - Dress Barn, Inc. (NASDAQ - DBRN), today announced that its Board of Directors has authorized a new $100 million stock repurchase program.

The Company’s Board of Directors has authorized a program to repurchase up to $100 million of Dress Barn, Inc. Common Stock. The repurchases are authorized to be made by the Company from time to time when market conditions warrant. The program authorizes the repurchase of Dress Barn Common Stock through open market purchases and/or privately negotiated transactions and will be subject to applicable SEC rules.

David R. Jaffe, President and Chief Executive Officer of Dress Barn, Inc. commented, “This new authorization represents our continued commitment to enhance shareholder value. The Company’s cash reserves will enable us to repurchase shares, while maintaining financial flexibility to take advantage of further strategic development opportunities.”

ABOUT DRESS BARN, INC.
Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of July 28, 2007, the Company operated 821 dressbarn stores in 46 states and 607 maurices stores in 42 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended April 28, 2007.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600